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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2002

SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

Colorado	0-12343	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO 80239
(Address of principal executive offices) (Zip Code)

Registrant's telephone number: (303) 373-4860

Total pages: 5

Exhibit index at: 4

Item 5. Other Events.

        On April 5, 2002, Scott's Liquid Gold-Inc. made a press release regarding the listing for lease or sale of all or part of two buildings at its facilities in Denver, Colorado. A copy of that press release is attached as an exhibit to this 8-K Report and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

        The following exhibit is filed with this Report:

Exhibit No.	Document
1	Press Release of Scott's Liquid Gold-Inc. dated April 5, 2002 concerning listing two buildings for lease or sale.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT'S LIQUID GOLD-INC. (Registrant)
Date: April 8, 2002	By:	/s/ MARK E. GOLDSTEIN Mark E. Goldstein Chairman, President and Chief Executive Officer

Exhibit No.	Document
1	Press Release of Scott's Liquid Gold-Inc. dated April 5, 2002 concerning listing two buildings for lease or sale.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES